SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 10, 2005

BOYD GAMING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

001-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Subsequent to Boyd Gaming Corporation’s fourth quarter earnings release, Borgata, the Company’s 50% joint venture with MGM MIRAGE, received a refund notice regarding certain state tax credits and recorded a fourth quarter benefit for amounts earned in 2003 and 2004, which had previously been fully reserved. The Company’s share of the adjustment (based upon its 50% ownership of Borgata) is $11.5 million on a pre-tax basis, and the impact of the adjustment on the Company’s results of operations is summarized as follows:

	Three Months Ended December 31, 2004		Year Ended December 31, 2004
	Previously reported	Adjusted	Previously reported	Adjusted
	(In thousands, except per share amounts)
Income before provision for income taxes	$62,035	$73,539	$175,595	$187,099
Provision for income taxes	22,022	26,632	71,035	75,645

Net income	$40,013	$46,907	$104,560	$111,454

Basic net income per common share	$0.46	$0.54	$1.37	$1.46
Diluted net income per common share	$0.45	$0.53	$1.34	$1.42

The adjustment had no impact on the Company’s previously reported net revenues or operating income. A revised consolidated statement of operations for the year ended December 31, 2004 that reflects the adjustment will be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or prior to March 16, 2005.

Statements in this Current Report on Form 8-K that are not historical are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Investment Considerations” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: March 10, 2005	/s/ Ellis Landau
Ellis Landau
Executive Vice President and
Chief Financial Officer

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